Exhibit 10.13

AMENDED AND RESTATED LOAN AGREEMENT

This Amended and Restated Loan Agreement ("Agreement") is made and entered into as of July 12, 2001, by and between E-Loan, Inc., a Delaware corporation ("Company"), and Christian A. Larsen ("Lender").

RECITALS

A. Lender has previously entered into a Loan Agreement dated April 2, 2002 (the "Prior Agreement") with Lender.

B. The Company and Lender wish to reduce the commitment amount under the Prior Agreement and make such other changes to the rights and obligations of the parties as are set forth herein.

C. Lender and the Company wish to restate their rights and obligations as set forth in the Prior Agreement by hereby agreeing that the Prior Agreement be wholly amended and restated by this Agreement.

TERMS AND CONDITIONS

NOW, THEREFORE, the parties hereto agree as follows:

    Loan Commitment. Lender hereby agrees to loan or advance to the Company up to a maximum of $2,500,000 (the "Loan Commitment"), which the Company may, in its sole and absolute discretion, draw down at any time or from time to time, upon 48 hours prior notice to Lender. The Loan Commitment shall be adjusted downward on a dollar-for-dollar basis by the amount which the Company owes Lender from time to time pursuant to promissory notes issued in accordance with Section 2 below. The obligation of the Company pursuant to the Loan Commitment shall be suspended during any period in which the Company shall not be in compliance with each and every covenant pursuant to its Senior Indebtedness. Senior Indebtedness means any sums due, owing or payable under, as a result of, or with respect to any warehouse, revolving or general lines of credit, regardless of the amount(s) or terms thereof, whether such credit facilities are now existing or are hereafter obtained by the Company, for use primarily to fund, on a short-term or temporary basis, mortgage loans, automobile purchase and lease contracts, and other conditional or installment sale contracts or similar loan transactions, including, without limitation, the credit facilities provided to the Company by Greenwich Capital Financial Products, Inc., GE Capital Mortgage Services, Inc., as security agent for Cooper River Funding Inc. and Bank One, NA, and any and all extensions, renewals, amendments and modifications thereto and replacements thereof and any similar facilities thereto.

    Terms of the Promissory Loan. Upon each draw down pursuant to the Loan Commitment, the Company will issue and deliver to Lender its Promissory Note or Notes, in the form of Exhibit A attached hereto and incorporated herein by this reference (the "Promissory Note" or "Promissory Notes"). The Promissory Notes will bear interest at the rate of the lower of 12% per annum, or the maximum legal rate allowed. The Promissory Notes will be due and payable on January 5, 2002, subject to acceleration of the maturity date, as set forth in the Promissory Note. The Promissory Notes will be secured pursuant to an Amended and Restated Security Agreement in the form of Exhibit B hereto.

    Time is of the Essence. Time is of the essence with respect to each and every term and condition of this Agreement.

    Notices. All notices or other written communications required or permitted to be given by Agreement shall be deemed given if personally delivered or five (5) days after it has been sent (the date of posting shall be considered as the first day and there shall be excluded any Sundays, legal holidays or other days upon which the United States mail generally is not delivered) by United States registered or certified mail, postage prepaid, property addressed to the party to receive the notice at the following address or any other address given to the other party in the manner provided by this Section 4:

If to Lender:	Christian A. Larsen E-Loan, Inc. 5875 Arnold Road, Suite 100 Dublin, California 94568
If to the Company:	E-Loan, Inc. 5875 Arnold Road, Suite 100 Dublin, California 94568 Attention: Joseph J. Kennedy

    Severability. If any provision of this Agreement is determined to be invalid or unenforceable, the provision shall be deemed to be severable from the remainder of this Agreement and shall not cause the invalidity or unenforceability of the remainder of this Agreement.

    Attorneys' Fees and Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

    Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

    Captions. The captions of the sections and subsections of this Agreement are included for reference purposes only and are not intended to be a part of the Agreement or in any way to define, limit or describe the scope or intent of the particular provision to which they refer.

    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    Entire Agreement; Amendment. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous written or oral negotiations and agreements between them regarding the subject matter hereof. This Agreement may be amended only in a writing signed by both of the parties.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above mentioned.

"COMPANY" E-LOAN, Inc., a Delaware corporation By: /s/ Joseph J. Kennedy Joseph J. Kennedy, President and Chief Operating Officer	"LENDER" /s/ Christian A. Larsen CHRISTIAN A. LARSEN

  EXHIBIT A

  E-LOAN, INC.

  SECURED NOTE

  $[Amount of Draw Down] [Date of Draw Down]

  (the "Issue Date")
  Dublin, California

  E-LOAN, INC., a Delaware corporation (the "Company"), the principal office of which is located at 5875 Arnold Road, Suite 100, Dublin, California 94568, for value received hereby promises to pay to Christian A. Larsen, or his registered assigns, the principal sum of ($[__________]), plus interest at the rate specified below, which shall be due and payable on the earlier to occur of (i) January 5, 2002 (the "Maturity Date"), (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below) or (iii) a redemption in accordance with Section 4. Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder (as defined below) or, if written demand is provided by the Holder to the Company, by wire transfer, or as otherwise set forth herein. This Note is issued in connection with that certain Amended and Restated Loan Agreement, dated as of July 12, 2001, as the same may from time to time be amended, modified or supplemented (the "Loan Agreement"). The Holder is subject to certain restrictions set forth in the Loan Agreement and shall be entitled to certain rights and privileges set forth in the Loan Agreement. All capitalized terms used and not defined in this Note, but defined in the Loan Agreement or the Security Agreement (as defined hereinafter), shall have the meanings set forth in the Loan Agreement or the Security Agreement as applicable.

  The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

      Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

      "Change of Control Event" means (i) the sale, conveyance or disposition in one or a series of transactions of all or substantially all of the assets of the Company or any of its significant subsidiaries (as determined by under Rule 1-02(w) of Regulation S-X under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), as each may be amended or any successor act thereto), or any transaction that is subject to Rule 13e-3 of the Exchange Act, (ii) the consummation of a transaction by which any Person or Group (as each is defined below), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the securities issued by the Company having the power to vote (measured by voting power rather than number of shares) in the election of directors (the "Voting Stock") of the Company or (iii) the consolidation, merger or other business combination of the Company with or into any other Person or Persons (other than (a) a consolidation, merger or other business combination in which holders of the Company's Voting Stock immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the same relative percentage of the Voting Stock as before any such transaction and the Voting Stock of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a Company) of such entity or entities, including pursuant to a holding company merger effected under Section 251(g) of the Delaware General Corporation Law or any successor provision, or (b) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company).

      "Common Stock" means and refers to the Common Stock, par value $0.001 per share, of the Company.

      "Company" includes any Company which shall succeed to or assume the obligations of the Company under this Note.

      "Group" means a group of Persons with the meaning thereof under Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder.

      "Holder" when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

      "Indebtedness" means any sums due, owing or payable under, as a result of, or with respect to (i) any warehouse, revolving or general lines of credit, regardless of the amount(s) or terms thereof, whether such credit facilities are now existing or are hereafter obtained by the Company, (ii) other conditional or installment sale contracts or similar loan transactions, and any and all extensions, renewals, amendments and modifications thereto and replacements thereof and any similar facilities thereto. and (iii) the 8% Convertible Note of the Company purchased by The Charles Schwab Corporation, dated July 12, 2001, due on January 19, 2003.

      "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, trust or other entity or organization.

      "Security Agreement" means and refers to the Amended and Restated Security Agreement, dated as of July 12, 2001, as the same may from time to time be amended, modified or supplemented (the "Security Agreement").

      Interest.

          Interest. The Holder shall be entitled to receive interest payments under the Note equal to twelve percent (12.00%) per annum (or the maximum legal rate allowed) of the Unpaid Principal payable in cash out of funds legally available therefor on each Quarterly Interest Payment Date (as defined below). The "initial principal" as cumulatively adjusted from time to time by accumulated interest or otherwise contemplated herein, shall be referred to as the "Unpaid Principal."

          Cumulative Quarterly Payments. Interest on the Unpaid Principal shall accrue daily, whether or not funds are legally available therefor, from the Issue Date. Interest on the Unpaid Principal shall be payable on March 31, June 30, September 30 and December 31 of each year (each such date being referred to herein as a "Quarterly Interest Payment Date"), commencing on June 30, 2001 (the "Initial Quarterly Interest Payment") to the Holder on such record dates, which shall be ten business days preceding each Quarterly Interest Payment Date (each such date being referred to herein as a "Quarterly Interest Record Date"). The amount of interest payable for each quarterly interest period shall be computed by multiplying the then applicable Unpaid Principal by the annual interest amount of twelve percent (12.00%) (or the maximum legal rate allowed), divided by four (4). The amount of interest payable for the initial interest period and interest payable for any other period that is shorter or longer than a full quarterly interest period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The Holder shall not be entitled to receive any interest, whether payable in cash or otherwise, which is in excess of the cumulative interest provided for herein.

          Interest Rate Following Maturity, etc. Notwithstanding the foregoing, in the event that the Note is not redeemed or otherwise extinguished on or prior to the date specified or required herein for such redemption or termination, interest on the Note after the first date of the occurrence of the failure of such redemption, conversion or termination including repayment on the Maturity Date, shall continue to accrue and be added to the Unpaid Principal at the rate of fifteen percent (15%) per annum of the then Unpaid Principal (the "Premium Rate").

      Event of Default.

        Definition of Event of Default. In addition to any Event of Default under the Security Agreement, each of the following shall constitute an Event of Default under this Note:

          Interest and Principal Payments. If the Company fails to pay principal or interest when and as payable under this Note, whether at the maturity, as a result of acceleration or otherwise, and such failure to pay shall have continued for ten days (except where an adjustment to the Unpaid Principal is made in lieu of a payment of interest); or

          Performance. If the Company fails to perform or observe any other of the covenants, conditions or agreements on the part of the Company, set forth in this Note or the Loan Agreement or the Security Agreement, and such failure shall have continued for ten days; or

          Representations and Warranties. If any representation, warranty or statement made by the Company in this Note, the Loan Agreement, the Security Agreement, or in any certificate or other instrument delivered by or on behalf of the Company to the Holder pursuant to this Note, the Loan Agreement or the Security Agreement shall be incorrect in any material respect as of the time when made; or

          Company Filed Petition of Bankruptcy or Reorganizations. If the Company shall file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to Title 11 of the United States Code or under any similar present or future federal law or the law of any other jurisdiction or shall be adjudicated a bankrupt or become insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company for all or any substantial part of the property of the Company, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take any corporate action, in furtherance of any of the foregoing; or

          Third-Party Petition of Bankruptcy or Reorganization. If a petition or answer shall be filed proposing the adjudication of the Company as bankrupt or its reorganization or arrangement or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to Title 11 of the United States Code or under any similar present or future federal law or the law of any other jurisdiction applicable to the Company, and the Company shall consent to or acquiesce in the filing thereof, or such petition or answer shall not be discharged or denied within 60 days after the filing thereof; or

          Court Decree or Order. If a decree or order is rendered by a court having jurisdiction (i) for the appointment or a receiver or custodian or liquidator or trustee or sequestrator assignee (or similar official) in bankruptcy or insolvency of the Company or of all or a substantial part of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days, or (ii) for the sequestration or attachment of any property of the Company without its return to the possession of the Company or its release from such sequestration or attachment within 60 days thereafter; or

          Default On Credit Facilities. (i) If the Company fails to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under, any of its Indebtedness; provided, however, the Company shall be entitled to notice of such failure and to cure such failure in accordance with applicable loan documents; or (ii) if the Company fails to perform or observe any other agreement, term or condition contained in, or be in default of, any agreement under which any such Indebtedness was issued or created, if the effect of any such failure is to cause, or permit the holders of such Indebtedness to become due prior to its stated maturity or scheduled due date; provided, however, the Company shall be entitled to notice of such failure and to cure such failure in accordance with applicable loan documents; or

          Judgments. If final judgment for the payment of money shall be entered against the Company and if such judgment shall not be vacated, satisfied or discharged within 30 days after the entry thereof or within such longer period as the execution of such judgment shall have been stayed, and if such judgment, together with all other such judgments, exceeds, in the aggregate, $1,000,000.

        Remedies. If any Event of Default shall have occurred and be continuing:

          Acceleration. The Holder may, by notice to the Company, declare the entire outstanding principal of the Note, and all accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal of the Note and said accrued and unpaid interest shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived.

          Enforcement of Rights. The Holder may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Note, the Loan Agreement or the Security Agreement or in aid of the exercise of any power granted in this Note, the Loan Agreement or the Security Agreement.

        Conduct No Waiver; Collection Expenses. No course of dealing on the part of any Holder, nor any delay or failure on the part of any Holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. If the Company fails to pay, when due, the principal of, the premium on, if any, or the interest on the Note, the Company will pay to the Holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including, but not limited to, all reasonable attorneys' fees, incurred by the Holder in collecting any sums due on the Note. If the Company fails to comply with any other provision of this Note or the Loan Agreement, the Company will pay to the Holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the costs and expenses, including, but not limited to, all reasonable attorneys' fees, incurred by the Holder in enforcing any of its rights.

        Remedies Cumulative. No right or remedy conferred upon or reserved to the Holder under this Note or the Loan Agreement is intended to be exclusive or any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy whether or not given hereunder or hereafter existing under any applicable law. Every right and remedy given by this Note or the Loan Agreement or by applicable law to the Holder may be exercised from time to time and as often as may be deemed expedient by the Holder.

      Redemption. The Unpaid Principal sum of this Note shall be redeemable as follows:

        Optional Redemption.

          Timing and Amount. The Unpaid Principal sum of this Note will be redeemable for cash, at the option of the Company, subject to the notice provisions described below, in whole or in part, at any time or from time to time out of funds legally available therefor.

          Partial Redemption. If less than all the Unpaid Principal under the Note is to be redeemed pursuant to Section 4.1(a), a new Note shall be issued representing the unredeemed Unpaid Principal without any cost to the holder thereof.

        Redemption Procedure.

          Notice of Redemption. In the event the Company shall exercise its option to redeem Unpaid Principal pursuant to Section 4.1, notice of such redemption shall be given by courier or first class mail, postage prepaid, at least 30 but no more than 60 days prior to the redemption date, to the Holder's address as the same appears on the records of the Company. Each such notice shall state: (1) the redemption date, (2) the amount of Unpaid Principal to be redeemed from the Holder, (3) the place or places where the Note is to be surrendered for payment of the Unpaid Principal and (4) that interest on the Unpaid Principal to be redeemed shall cease to accrue on such redemption date. Notice having been mailed as aforesaid, on and after the redemption date, provided that all Unpaid Principal has been duly repaid, (i) interest shall cease to accrue on the Note so called for redemption, (ii) the Note so called for redemption shall no longer be deemed to be outstanding, and (iii) all rights of the Holder of the Note so called for redemption shall cease except the right to receive the repayment of the Unpaid Principal, upon surrender of the Note.

          Surrender of Note. If redemption of all the Unpaid Principal is to occur, as a condition to the redemption payment, but not to the redemption itself, the Holder shall be obligated to surrender the Note for cancellation. If redemption is to occur for a portion of the Unpaid Principal, then the fact of such partial redemption, including the amount paid and the date through which payment is made shall be marked on the original Note or an allonge and the original Note shall thereafter be returned to the Holder.

        Redemption Upon a Change of Control Event.

          Timing and Amount. In the event there occurs a Change of Control Event in which all or a portion of the consideration payable to the holders of the Company's Common Stock is other than cash, the Company or its successor (or its ultimate parent, in either case, the "Successor") shall offer to redeem this Note held for an amount in cash equal to the total Unpaid Principal owing under the Note, by delivery of a notice of such offer (a "Change of Control Redemption Offer"). Upon a Change of Control Event, the Holder shall have the right (but not the obligation) to require the Company or its Successor to purchase the Note held by such holder for an amount in cash equal to the total Unpaid Principal owing under the Note; it being understood that, as a condition to the consummation of any such Change of Control Event, the Company and any Successor shall have agreed to satisfy the obligations to the Holder under this Section 4.3. The Holder shall also be permitted, until the fifth (5th) business day following a Change of Control Event, to surrender the Note to the Company or its Successor. In the event that the Holder does not elect to convert or redeem the Holder's Note pursuant to the foregoing sentence, the Holder shall retain any rights it has hereunder with respect to such Change of Control Event, including to redeem its Note in connection with any subsequent Change of Control Event.

          Notice of Change of Control Event. Within ten business days prior to the closing of a transaction which shall constitute a Change of Control Event, the Company or its Successor shall give notice by mail to the Holder, at such Holder's address as it appears on the transfer books of the Company, of such Change of Control Event, which notice shall set forth the Holder's right to require the Company to redeem all, but not less than all, of the Unpaid Principal owing under the Note, the redemption date (which date shall be no more than 30 business days following the date of such mailed notice), and the procedures to be followed by the Holder in exercising its right to cause such redemption. In the event the Holder shall elect to require the Company or its Successor to redeem all Unpaid Principal owing under the Note pursuant to Section 4.3(a), the Holder shall deliver on or prior to the redemption date, a written notice to the Company or its Successor so stating, specifying the amount of Unpaid Principal to be redeemed pursuant to Section 4.3(a). The Company or its Successor shall, in accordance with the terms hereof, redeem the amount of Unpaid Principal so specified on the date fixed for redemption. Failure of the Company to give any notice required by this Section 4.3(b), or the formal insufficiency of any such notice, shall not prejudice the rights of the Holder to cause the Company or its Successor to redeem all Unpaid Principal owing under the Note. Notwithstanding the foregoing, the Board of Directors of the Company may modify any offer pursuant to this 4.3(b) to the extent necessary to comply with any applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Section 14(e) and Rule 14e-1 thereof, but no such provisions or modifications shall in any way negate the obligation of the Company or its Successor to redeem Unpaid Principal under this Section 4.3.

          Premium Rate. If the Company shall fail to comply with any of the provisions of this Section 4 (other than the timely giving of a notice pursuant to Section 4.3(b)), then in any such event, the applicable interest rate shall be increased by an amount equal to the Premium Rate during the period in which such failure shall be continuing.

      No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

      Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

      Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

      Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth in the Loan Agreement. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

      Security. This Note is secured pursuant to the terms of the Security Agreement.

      Governing Law. This Note shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

      Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

      Entire Agreement. This Note, and any agreements incorporated or referred to herein, contains the entire understanding between the Company and Holder with respect to the subject matter hereof and supersedes any and all prior or contemporaneous written or oral negotiations or agreements between them regarding the subject matter hereof.

      Severability; Usury. The provisions of this Note shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Note, or the application thereof to any Person or any circumstance, is invalid or unenforceable, including as a result of any laws relating to usury, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Note and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability of such provision, or the application thereof, in any other jurisdiction. In no event may any interest rate provided for hereunder exceed the maximum rate permitted by any applicable law (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would exceed the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate.

      No Dividends, Repurchase, etc. So long as the Note is outstanding, without the Holder's prior written consent no dividends (other than those paid in the Company's equity securities) shall be paid or declared and set apart for payment and no other distribution shall be made upon the Company's equity securities, nor shall any of the Company's equity securities be redeemed, purchased or otherwise acquired for any consideration (or any monies paid to or made available for a sinking fund for redemption of any shares of any such equity securities) by the Company (except by conversion into or exchange for the Company's equity securities).

      Miscellaneous. The Company hereby consents to renewals and extensions of time at or after the Maturity Date. The Company for itself and its legal successors and assigns, hereby waives diligence, presentment, protest, dishonor, notice of dishonor, demand and notice of every kind in connection with this Note. No extension of time for payment of any amount owing hereunder shall affect the liability of the Company or any person or entity, now or at any time hereafter, liable for payment of the indebtedness evidenced hereby. No delay by the Company, including any delay because of a default under any Indebtedness of the Company, or the Holder hereof in exercising any power or right hereunder shall operate as a waiver of any power or right hereunder. No waiver or modification of the terms of this Note shall be valid unless in writing and signed by the Holder.

  E-LOAN, INC., a Delaware corporation

  By ______________________________

  Joseph J. Kennedy

  President

  By ______________________________

  Matthew Roberts

  Secretary